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                                                                    EXHIBIT 8.1


             [Letterhead of GnazzoThill, A Professional Corporation]


                                                                  June 19, 2002



Sequoia Mortgage Funding Corporation
591 Redwood Highway
Suite 3120
Mill Valley, CA 94941

Sequoia Residential Funding, Inc.
591 Redwood Highway
Suite 3160
Mill Valley, CA 94941


        Re: Registration Statement on Form S-3 of Co-Registrants Sequoia
            Mortgage Funding Corporation and Sequoia Residential Funding, Inc.


Ladies and Gentlemen:

        We have acted as your special tax counsel and have assisted in the preparation of the tax summary for the Registration Statement on Form S-3, dated June 19, 2002 (the "Registration Statement") which has been filed by Sequoia Mortgage Funding Corporation and Sequoia Residential Funding, Inc., as Co-Registrants (together, the "Co-Registrants" and each a "Co-Registrant") with the Securities and Exchange Commission the (the "SEC") in connection with the registration of certain asset-backed securities (issuable in series) (the "Securities"). Each series of Securities will be issued pursuant to a separate indenture, pooling and servicing agreement or trust agreement and the Securities issued thereunder will be substantially in the form of one of the forms filed as an exhibit to the Registration Statement (such indentures, pooling and servicing agreements and trust agreements, the "Form Agreements"). You have requested our opinion regarding certain descriptions of federal income tax consequences contained in the prospectus and the forms of prospectus supplements to be used in connection with offers and sales of the Securities (the "Prospectus" and "Form Prospectus Supplements", respectively).

        In formulating our opinions, we have reviewed (i) the Registration Statement and the related Prospectus and Form Prospectus Supplements filed with the SEC on the date hereof , (ii) the forms of the Securities, (iii) the Form Agreements and such other transaction documents as we have considered necessary, and (iv) the Restated Certificates of Incorporation and other organizational documents of the Co-Registrants, as amended and supplemented to date, and such resolutions, certificates, records, and other documents provided by the Co-Registrants as we have deemed necessary or appropriate as a basis for the opinions set forth below.


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        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies.

        In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with such operative documents, and that such documents accurately reflect the material facts of such transactions. Our opinion is also based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to those stated in our opinion.

        Based on the foregoing, we are of the opinion that the statements set forth under the caption "Federal Income Tax Consequences" in the Prospectus and Form Prospectus Supplements, to the extent that they constitute matters of law or legal conclusions regarding Federal income tax law, are correct in all material respects. We note that each Form Prospectus Supplement relates to a specific transaction and that the above referenced description of "Federal Income Tax Consequences" may, under certain circumstances, require modification when additional transactions are done.

        Other than as stated above, we express no opinion on any issue relating to the Company or any series of Securities or under any law other than the federal income tax laws.

        We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

        We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and to and to its incorporation by reference as an exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                Very truly yours,


                                /s/ GnazzoThill, A Professional Corporation